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EXHIBIT 21

Subsidiaries of Registrant

CLASSIC ENVELOPE PLUS LTD. (CANADA)
COLORHOUSE CHINA, INC. (COLORADO)
DISCOUNT LABELS, INC. (INDIANA)
GRAPHIC ARTS CENTER, S.A. de C.V. (MEXICO)
INNOVA ENVELOPE INC. - ENVELOPPE INNOVA INC. (CANADA)
MAIL-WELL ALBERTA FINANCE LP (CANADA)
MAIL-WELL CANADA LEASING COMPANY INC. (CANADA)
CENVEO COMMERCIAL, INC. (FORMERLY KNOWN AS MAIL-WELL COMMERCIAL PRINTING, INC.) (DELAWARE)
CENVEO GOVERNMENT PRINTING, INC. (FORMERLY KNOWN AS MAIL-WELL GOVERNMENT PRINTING, INC.) (COLORADO)
CENVEO MEXICO HOLDING, INC. (FORMERLY KNOWN AS MAIL-WELL MEXICO HOLDINGS, INC.) (COLORADO)
CENVEO SERVICES, LLC (FORMERLY KNOWN AS MAIL-WELL SERVICES, LLC) (COLORADO) CENVEO TEXAS FINANCE LP (FORMERLY KNOWN AS MAIL-WELL TEXAS FINANCE LP) (TEXAS) CENVEO WEST, INC. (FORMERLY KNOWN AS MAIL-WELL WEST, INC.) (DELAWARE)
MCLAREN MORRIS AND TODD COMPANY (CANADA)
MM&T PACKAGING COMPANY (CANADA)
MMTP HOLDINGS, INC. (COLORADO)
NATIONAL GRAPHICS COMPANY (COLORADO)
PNG INC. (CANADA)
QUALITY PARK, INC. (FORMERLY KNOWN AS POSER BUSINESS FORMS, INC.) (DELAWARE) PRECISION FINE PAPERS, INC. (CANADA)
SUPREMEX INC. (CANADA)
CENVEO III, LLC (FORMERLY KNOWN AS WISCO III, L.L.C.) (DELAWARE)